EXHIBIT 8.1

                        SIDLEY AUSTIN BROWN & WOOD LLP

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                                March 29, 2005


Preferred Investment Solutions Corp.,
  as Managing Owner of World Monitor Trust III
Two American Lane
Greenwich, Connecticut 06830


           Re:  World Monitor Trust III
                Pre-Effective Amendment No. 3 to Registration Statement on Form S-1

Dear Sir or Madam:

          We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, of the Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1, to be filed with the SEC on or about March 29, 2005 (the "Registration Statement"), of World Monitor Trust III (the "Trust"), a Delaware statutory trust organized on September 28, 2004.


          We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinion expressed under the caption "Federal Income Tax Consequences" in the Prospectus (the "Prospectus") constituting a part of the Registration Statement that each series of the Trust will be treated as a partnership for federal income tax purposes.


          We also advise you that the description set forth under the caption "Federal Income Tax Consequences" in the Prospectus constituting a part of the Registration Statement correctly describes the material aspects of the federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Trust.

                                          Very truly yours,

                                          /s/Sidley Austin Brown & Wood LLP